Exhibit 99.1

Everbridge Announces Fourth Quarter and Full Year 2018 Financial Results

Fourth Quarter and Full Year Revenue Increased 43% and 41% Year-over-Year, Respectively

Burlington, Mass – February 19, 2019 – Everbridge, Inc. (NASDAQ: EVBG), the global leader in critical event management and enterprise safety software applications to help keep people safe and businesses running, today announced its financial results for the fourth quarter and full fiscal year ended December 31, 2018.

“Our strong fourth quarter results were at the high end or above our guidance ranges for both revenue and profitability, providing a strong finish to a strong year, in which we generated 41% revenue growth,” said Jaime Ellertson, Chief Executive Officer and Chairman of Everbridge. “In the fourth quarter we saw continued momentum across our entire platform, and particular strength demonstrated by our Critical Event Management (CEM) products. We believe we are well-positioned to deliver further strong growth in 2019 with our CEM strategy extending our momentum in the marketplace and driving continued financial success as we further penetrate this multi-billion dollar market.”

Fourth Quarter 2018 Financial Highlights

●	Total revenue was $41.8 million, an increase of 43% compared to $29.2 million for the fourth quarter of 2017.

●	GAAP operating loss was $(8.4) million, compared to a GAAP operating loss of $(5.2) million for the fourth quarter of 2017.

●

Non-GAAP operating loss was $(1.4) million, compared to non-GAAP operating income of $0.1 million for the fourth quarter of 2017. Non-GAAP operating loss/income excludes stock-based compensation and amortization of intangible assets related to acquisitions.

●

GAAP net loss was $(9.8) million, compared to $(5.8) million for the fourth quarter of 2017. GAAP net loss per share was $(0.33), based on 29.7 million basic and diluted weighted average common shares outstanding, compared to $(0.20) for the fourth quarter of 2017, based on 28.3 million basic and diluted weighted average common shares outstanding.

●

Non-GAAP net loss was $(2.8) million, compared to $(0.5) million in the fourth quarter of 2017. Non-GAAP net loss per share was $(0.09), based on 29.7 million basic and diluted weighted average common shares outstanding, compared to $(0.02) for the fourth quarter of 2017, based on 28.3 million basic and diluted weighted average common shares outstanding. Non-GAAP net loss excludes stock-based compensation and amortization of intangible assets related to acquisitions.

●

Adjusted EBITDA was $0.8 million, compared to $1.8 million in the fourth quarter of 2017. Adjusted EBITDA represents net loss before interest income and interest expense, income tax expense and benefit, depreciation and amortization expense and stock-based compensation expense.

●	Cash flow from operations was an inflow of $4.1 million compared to an inflow of $0.5 million for the fourth quarter of 2017.

●

Free cash flow was an inflow of $1.4 million compared to an outflow of $(1.4) million for the fourth quarter of 2017. Free cash flow is cash flow from operations, less cash used for capital expenditures and additions to capitalized software development costs.

Full Year 2018 Financial Highlights

●	Total revenue was $147.1 million, an increase of 41% compared to $104.4 million for 2017.

●	GAAP operating loss was $(42.1) million, compared to a GAAP operating loss of $(19.3) million for 2017.

●	Non-GAAP operating loss was $(10.3) million, compared to non-GAAP operating loss of $(6.2) million for 2017.

●

GAAP net loss was $(47.5) million, compared to $(19.6) million for 2017. GAAP net loss per share was $(1.63), based on 29.1 million basic and diluted weighted average common shares outstanding, compared to $(0.70) for 2017, based on 27.9 million basic and diluted weighted average common shares outstanding.

●

Non-GAAP net loss was $(15.8) million, compared to $(6.6) million in 2017. Non-GAAP net loss per share was $(0.54), based on 29.1 million basic and diluted weighted average common shares outstanding, compared to $(0.24) for 2017, based on 27.9 million basic and diluted weighted average common shares outstanding.

●	Adjusted EBITDA was $(2.7) million, compared to $0.1 million in 2017.

●	Cash flow from operations was an inflow of $3.3 million compared to an inflow of $4.9 million for 2017.

●	Free cash flow was an outflow of $(6.9) million compared to an outflow of $(3.0) million for 2017.

●	Cash, cash equivalents, and short-term investments as of December 31, 2018 totaled $105.5 million, compared to $145.7 million as of December 31, 2017.

Recent Business Highlights

●	Ended the fourth quarter with 4,422 global enterprise customers, up from 3,430 at the end of the fourth quarter of 2017.

●	Closed a public offering of 2,645,000 shares of common stock after the end of the fourth quarter at a price to the public of $55.25 per share. All of the shares were offered by Everbridge.

●	Appointed Sharon Rowlands to the Everbridge Board of Directors, expanding the operational experience and diversity of our board with executives that have led billion-dollar corporations.

●

Announced a succession plan for its Chief Financial Officer. Kenneth Goldman, who has served as Senior Vice President & Chief Financial Officer since April 2015, will retire in mid-2019. Patrick Brickley, Everbridge Vice President of Finance & Accounting, will be promoted to the role of

Senior Vice President & Chief Financial Officer upon Goldman’s retirement. As part of the planned CFO transition, Goldman will remain in a consulting advisory role with the company into 2020.

Business Outlook

Based on information available as of today, Everbridge is issuing guidance for the first quarter and full year 2019 as indicated below.

	First Quarter 2019			Full Year 2019
Total Revenue	$42.0	to	$42.3	$195.1	to	$196.6
GAAP net income/(loss)	$(17.3)		$(16.8)	$(55.0)		$(54.0)
GAAP net income/(loss) per share	$(0.54)		$(0.53)	$(1.68)		$(1.65)
Non-GAAP net income/(loss)	$(6.0)		$(5.7)	$(9.6)		$(8.6)
Non-GAAP net income/(loss) per share	$(0.19)		$(0.18)	$(0.29)		$(0.26)
Basic and diluted weighted average shares outstanding	32.0		32.0	32.8		32.8
Adjusted EBITDA	$(2.7)		$(2.4)	$4.0		$5.0

(All figures in millions, except per share data)

Conference Call Information

What:	Everbridge Fourth Quarter and Full Year 2018 Financial Results Conference Call

When:	Tuesday, February 19, 2019

Time:	4:30 p.m. ET

Live Call:	(866) 439-5043, domestic

(409) 220-9843, international

Replay:	(855) 859-2056, passcode 9098295, domestic

(404) 537-3406, passcode 9098295, international

Webcast (live & replay):	https://edge.media-server.com/m6/p/7fkr8cqq

About Everbridge, Inc.

Everbridge, Inc. (NASDAQ: EVBG) is a global software company that provides enterprise software applications that automate and accelerate organizations’ operational response to critical events in order to keep people safe and businesses running. During public safety threats such as active shooter situations, terrorist attacks or severe weather conditions, as well as critical business events including IT outages, cyber-attacks or other incidents such as product recalls or supply-chain interruptions, over 4,400 global customers rely on the company’s Critical Event Management Platform to quickly and reliably aggregate and assess threat data, locate people at risk and responders able to assist, automate the execution of pre-defined communications processes through the secure delivery to over 100 different communication devices, and track progress on executing response plans. The company’s platform sent over 2.8 billion messages in 2018, and offers the ability to reach 500 million people in more than 200 countries and territories including the entire mobile populations on a country-wide scale in Sweden, the Netherlands, the Bahamas, Singapore, Greece, Cambodia, and a number of the largest states in India. The company’s critical communications and enterprise safety applications include Mass Notification, Incident Management, Safety Connection™, IT Alerting, Visual Command Center®, Crisis Commander®, Community Engagement™ and Secure Messaging. Everbridge serves nine of the 10 largest U.S. cities, 9 of the 10 largest U.S.-based investment banks, all 25 of the 25 busiest North American airports, six of the 10 largest global consulting firms, six of the 10 largest global automakers, all four of the largest global accounting firms, four of the 10 largest U.S.-based health care providers and four of the 10 largest U.S.-based health insurers. Everbridge is based in Boston and Los Angeles with additional offices in Lansing, San Francisco, Beijing, Bangalore, Kolkata, London, Munich, Oslo, Stockholm and Tilburg. For more information, visit www.everbridge.com, read the company blog, and follow on Twitter and Facebook.

Non-GAAP Financial Measures

This press release contains the following non-GAAP financial measures: non-GAAP cost of revenue, non-GAAP gross profit, non-GAAP gross margin, non-GAAP sales and marketing, non-GAAP research and development, non-GAAP general and administrative, non-GAAP operating expenses, non-GAAP operating income/(loss), non-GAAP net income/(loss), non-GAAP net income/(loss) per share, adjusted EBITDA, and free cash flow.

We believe that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to Everbridge’s financial condition and results of operations. We use these non-GAAP measures for financial, operational and budgetary decision-making purposes, to understand and evaluate our core operating performance and trends, and to generate future operating plans. We believe that these non-GAAP financial measures provide useful information regarding past financial performance and future prospects, and permit us to more thoroughly analyze key financial metrics used to make operational decisions. We believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial measures with other software companies, many of which present similar non-GAAP financial measures to investors.

We do not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in the Company’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management about which expenses and income are excluded or included in determining these non-GAAP financial measures. In order to compensate for these limitations, management presents non-GAAP financial measures in connection with GAAP results. We urge investors to review the reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures, which are included in this press release, and not to rely on any single financial measure to evaluate our business.

Cautionary Language Concerning Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding the anticipated opportunity and trends for growth in our critical communications and enterprise safety applications and our overall business, our market opportunity, our expectations regarding sales of our products, our goal to maintain market leadership and extend the markets in which we compete for customers, and our expected financial results for the first quarter of 2019 and the full fiscal year 2019. These forward-looking statements are made as of the date of this press release and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Words such as “expect,” “anticipate,” “should,” “believe,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “could,” “intend,” variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond our control. Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to: the ability of our products and services to perform as intended and meet our customers’ expectations; our ability to attract new customers and retain and increase sales to existing customers; our ability to increase sales of our Mass Notification application and/or ability to increase sales of our other applications; developments in the market for targeted and contextually relevant critical communications or the associated regulatory environment; our estimates of market opportunity and forecasts of market growth may prove to be inaccurate; we have not been profitable on a consistent basis historically and may not achieve or maintain profitability in the future; the lengthy and unpredictable sales cycles for new customers; nature of our business exposes us to inherent liability risks; our ability to attract, integrate and retain qualified personnel; our ability to successfully integrate businesses and assets that we have acquired or may acquire in the future; our ability to maintain successful relationships with our channel partners and technology partners; our ability to manage our growth effectively; our ability to respond to competitive pressures; potential liability related to privacy and security of personally identifiable information; our ability to protect our intellectual property rights, and the other risks detailed in our risk factors discussed in filings with the U.S. Securities and Exchange Commission (“SEC”), including but not limited to our Annual Report on Form 10-K for the year ended December 31, 2017 filed with the SEC on March 12, 2018. The forward-looking statements included in this press release represent our views as of the date of this press release. We undertake no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

Media Contact:

Jeff Young

Everbridge

jeff.young@everbridge.com

781-859-4116

Investor Contact:

Garo Toomajanian

ICR

ir@everbridge.com

818-230-9712

All Everbridge products are trademarks of Everbridge, Inc. in the USA and other countries. All other product or company names mentioned are the property of their respective owners.

Consolidated Balance Sheets

(in thousands)

(unaudited)

	December 31, 2018	December 31, 2017

Current assets:
Cash and cash equivalents	$ 59,978	$ 102,754
Restricted cash	90	297
Short-term investments	45,541	42,908
Accounts receivable, net	41,107	31,699
Prepaid expenses	4,890	2,563
Deferred costs	6,503	2,429
Other current assets	4,489	811

Total current assets	162,598	183,461
Property and equipment, net	4,650	2,796
Capitalized software development costs, net	12,893	10,005
Goodwill	48,382	31,328
Intangible assets, net	23,197	8,634
Deferred costs	10,265	-
Other assets	195	189

Total assets	$ 262,180	$ 236,413

Current liabilities:
Accounts payable	$ 2,719	$ 2,446
Accrued payroll and employee related liabilities	17,108	11,111
Accrued expenses	5,565	1,825
Deferred revenue	92,738	70,090
Notes payable	427	-
Contingent consideration liabilities	-	682
Other current liabilities	1,490	808

Total current liabilities	120,047	86,962
Long-term liabilities:
Deferred revenue, noncurrent	2,898	2,982
Convertible senior notes	94,097	89,481
Deferred tax liabilities	1,032	482
Other long term liabilities	1,948	515

Total liabilities	220,022	180,422

Stockholders’ equity:
Common stock	30	28
Additional paid-in capital	194,866	164,995
Accumulated deficit	(147,670)	(109,252)
Accumulated other comprehensive income (loss)	(5,068)	220

Total stockholders’ equity	42,158	55,991

Total liabilities and stockholders’ equity	$ 262,180	$ 236,413

Consolidated Statements of Comprehensive Loss

(in thousands, except share and per share data)

(unaudited)

	Three months ended December 31,		Twelve months ended December 31,
	2018	2017	2018	2017

Revenue	$41,828	$29,175	$147,094	$104,352
Cost of revenue	13,322	8,534	46,810	31,503

Gross profit	28,506	20,641	100,284	72,849
	68.15%	70.75%	68.18%	69.81%

Operating expenses:
Sales and marketing	18,305	13,409	69,608	46,998
Research and development	10,757	6,159	41,305	22,241
General and administrative	7,853	6,255	31,462	22,895

Total operating expenses	36,915	25,823	142,375	92,134

Operating loss	(8,409)	(5,182)	(42,091)	(19,285)

Other income (expense):
Interest and investment income	526	241	1,842	475
Interest expense	(1,610)	(686)	(6,346)	(691)
Other expense, net	113	(25)	(124)	(86)

Total other income (expense), net	(971)	(470)	(4,628)	(302)

Loss before income taxes	(9,380)	(5,652)	(46,719)	(19,587)
Provision for income taxes	(425)	(112)	(796)	(47)

Net loss	$(9,805)	$(5,764)	$(47,515)	$(19,634)

Net loss per share attributable to common stockholders:
Basic	$(0.33)	$(0.20)	$(1.63)	$(0.70)
Diluted	$(0.33)	$(0.20)	$(1.63)	$(0.70)

Weighted-average common shares outstanding:
Basic	29,667,995	28,286,286	29,107,267	27,862,375
Diluted	29,667,995	28,286,286	29,107,267	27,862,375
Other comprehensive income (loss):
Foreign currency translation adjustment, net of taxes	(2,718)	200	(5,288)	523

Total comprehensive loss	$(12,523)	$(5,564)	$(52,803)	$(19,111)

Stock-based compensation expense included in the above: (in thousands)

	Three months ended December 31,		Twelve months ended December 31,
	2018	2017	2018	2017

Cost of revenue	$429	$312	$2,306	$578
Sales and marketing	2,135	1,169	9,282	2,419
Research and development	1,500	776	7,106	1,514
General and administrative	1,504	2,170	7,131	4,788

Total stock-based compensation	$5,568	$4,427	$25,825	$9,299

Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Three months ended December 31,		Twelve months ended December 31,
	2018	2017	2018	2017

Cash flows from operating activities:
Net loss	$(9,805)	$(5,764)	$(47,515)	$(19,634)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	3,521	2,561	13,693	10,207
Amortization of deferred costs	1,544	1,807	5,472	5,947
Loss on disposal of assets	-	-	112	15
Deferred income taxes	24	(109)	125	(47)
Accretion of interest on convertible senior notes	1,181	493	4,616	493
Non-cash investment income	(190)	(130)	(498)	(204)
Provision for doubtful accounts and sales return reserve	94	49	252	637
Change in fair value of contingent consideration	-	(1,020)	(250)	(1,020)
Stock-based compensation	5,582	4,380	25,589	9,218
Increase (decrease) in operating assets and liabilities:
Accounts receivable, net	(4,147)	(9,476)	(2,623)	(13,067)
Prepaid expenses	487	1,001	(1,952)	(551)
Deferred costs	(1,294)	(305)	(8,285)	(89)
Other assets	(2,430)	(1,307)	(4,014)	(6,643)
Accounts payable	(1,150)	(910)	(1,263)	(90)
Accrued payroll and employee related liabilities	2,577	1,333	4,686	3,596
Accrued expenses	919	(78)	298	(132)
Deferred revenue	5,927	8,577	13,164	16,378
Other liabilities	1,231	(618)	1,688	(151)

Net cash provided by operating activities	4,071	484	3,295	4,863

Cash flows from investing activities:
Capital expenditures	(866)	(330)	(1,721)	(1,667)
Proceeds from sale of leaseback transaction	-	-	-	794
Additions to capitalized software development costs	(1,777)	(1,574)	(8,499)	(6,160)
Additions to intangibles	(17)	-	(201)	-
Payment for acquisition of business, net of acquired cash	-	-	(35,857)	(21,235)
Purchase of short-term investments	(29,495)	(30,809)	(87,204)	(60,764)
Maturities of short-term investments	11,000	12,060	85,069	18,060

Net cash used in investing activities	(21,155)	(20,653)	(48,413)	(70,972)

Cash flows from financing activities:
RSUs withheld to settle employee tax withholding liability	(4)	-	(7,925)	-
Principal payments on capital leases	(38)	-	(99)	-
Payment of contingent consideration	-	-	(431)	(3,750)
Payment on note payable	-	-	(59)	-
Proceeds from follow on offering, net	-	-	-	10,444
Proceeds from issuance of convertible notes	-	115,000	-	115,000
Payments of public offering costs	(276)	-	(276)	(872)
Payments of debt issuance costs	-	(3,794)	(84)	(3,834)
Purchase of convertible note capped call hedge	-	(12,922)		(12,922)
Proceeds from employee stock purchase plan	65	-	1,823	1,540
Proceeds from stock option exercises	1,329	782	10,150	2,869

Net cash provided by financing activities	1,076	99,066	3,099	108,475

Effect of exchange rates on cash, cash equivalents and restricted cash	(218)	229	(964)	(80)

Net (decrease) increase in cash, cash equivalents and restricted cash	(16,226)	79,126	(42,983)	42,286

Cash, cash equivalents and restricted cash, beginning of period	76,294	23,925	103,051	60,765

Cash, cash equivalents and restricted cash, end of period	$60,068	$103,051	$60,068	$103,051

Reconciliation of GAAP measures to non-GAAP measures

(in thousands, except share and per share data)

(unaudited)

	Three months ended December 31,		Twelve months ended December 31,
	2018	2017	2018	2017

Cost of revenue	$13,322	$8,534	$46,810	$31,503
Amortization of acquired intangibles	(246)	(289)	(1,268)	(1,614)
Stock-based compensation	(429)	(312)	(2,306)	(578)

Non-GAAP cost of revenue	12,647	7,933	43,236	29,311

Gross profit	28,506	20,641	100,284	72,849
Amortization of acquired intangibles	246	289	1,268	1,614
Stock-based compensation	429	312	2,306	578

Non-GAAP gross profit	29,181	21,242	103,858	75,041
Non-GAAP gross margin	69.76%	72.81%	70.61%	71.91%

Sales and marketing	18,305	13,409	69,608	46,998
Stock-based compensation	(2,135)	(1,169)	(9,282)	(2,419)

Non-GAAP sales and marketing	16,170	12,240	60,326	44,579

Research and development	10,757	6,159	41,305	22,241
Stock-based compensation	(1,500)	(776)	(7,106)	(1,514)

Non-GAAP research and development	9,257	5,383	34,199	20,727

General and administrative	7,853	6,255	31,462	22,895
Amortization of acquired intangibles	(1,206)	(561)	(4,667)	(2,123)
Stock-based compensation	(1,504)	(2,170)	(7,131)	(4,788)

Non-GAAP general and administrative	5,143	3,524	19,664	15,984

Total operating expenses	36,915	25,823	142,375	92,134
Amortization of acquired intangibles	(1,206)	(561)	(4,667)	(2,123)
Stock-based compensation	(5,139)	(4,115)	(23,519)	(8,721)

Non-GAAP operating expenses	$30,570	$21,147	$114,189	$81,290

Operating loss	$(8,409)	$(5,182)	$(42,091)	$(19,285)
Amortization of acquired intangibles	1,452	850	5,935	3,737
Stock-based compensation	5,568	4,427	25,825	9,299

Non-GAAP operating income (loss)	$(1,389)	$95	$(10,331)	$(6,249)

Net loss	$(9,805)	$(5,764)	$(47,515)	$(19,634)
Amortization of acquired intangibles	1,452	850	5,935	3,737
Stock-based compensation	5,568	4,427	25,825	9,299

Non-GAAP net loss	$(2,785)	$(487)	$(15,755)	$(6,598)

Weighted average common shares outstanding, basic and diluted	29,667,995	28,286,286	29,107,267	27,862,375

Non-GAAP net loss per share	$(0.09)	$(0.02)	$(0.54)	$(0.24)

Net loss	$(9,805)	$(5,764)	$(47,515)	$(19,634)
Interest and investment (income) expense, net	1,084	445	4,504	216
Income taxes, net	425	112	796	47
Depreciation and amortization	3,521	2,561	13,693	10,207

EBITDA	(4,775)	(2,646)	(28,522)	(9,164)
Stock-based compensation	5,568	4,427	25,825	9,299

Adjusted EBITDA	$793	$1,781	$(2,697)	$135

Net cash provided by (used in) operating activities	$4,071	$484	$3,295	$4,863
Capital expenditures	(866)	(330)	(1,721)	(1,667)
Additions to capitalized software development costs	(1,777)	(1,574)	(8,499)	(6,160)

Free cash inflow (outflow)	$1,428	$(1,420)	$(6,925)	$(2,964)

(Continued) Reconciliation of GAAP measures to non-GAAP measures

(in millions, except share and per share data)

(unaudited)

Business outlook:	Three months ended March 31, 2019		Year ended December 31, 2019
	Low end	High end	Low end	High end

Net loss	$(17.3)	$(16.8)	$(55.0)	$(54.0)
Amortization of acquired intangibles	1.7	1.7	5.8	5.8
Stock-based compensation	9.6	9.4	39.6	39.6

Non-GAAP net loss	$(6.0)	$(5.7)	$(9.6)	$(8.6)

Weighted average common shares outstanding, basic and diluted	32,000,000	32,000,000	32,800,000	32,800,000

Net loss per share	$(0.54)	$(0.53)	$(1.68)	$(1.65)
Non-GAAP net loss per share	$(0.19)	$(0.18)	$(0.29)	$(0.26)

Net loss	$(17.3)	$(16.8)	$(55.0)	$(54.0)
Interest (income) expense, net	0.9	0.9	3.8	3.8
Income taxes, net	0.1	0.1	0.4	0.4
Depreciation and amortization	4.0	4.0	15.2	15.2

EBITDA	(12.3)	(11.8)	(35.6)	(34.6)
Stock-based compensation	9.6	9.4	39.6	39.6

Adjusted EBITDA	$(2.7)	$(2.4)	$4.0	$5.0